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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                      January 8, 2007 (December 31, 2006)

                                 PSB GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Michigan                      000-50301                 42-1591104
(State or other jurisdiction      (Commission File No.)         (IRS Employer
      of incorporation)                                      Identification No.)

           1800 East Twelve Mile Road, Madison Heights, Michigan 48071
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (248) 548-2900

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
     APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     As previously announced by PSB Group, Inc. (the "Company"), effective December 31, 2006, Robert L. Cole has retired as President and Chief Executive Officer of the Company. Concurrent with Mr. Cole's retirement, Michael J. Tierney, President and Chief Executive Officer of the Company's subsidiary bank, Peoples State Bank (the "Bank"), has assumed the additional role as President and Chief Executive Officer of the Company. Mr. Cole will continue to serve as a director of the Company and in a consulting capacity for the Bank. In 2007, Mr. Cole will be eligible to participate in the Company's health plans, will receive a consulting fee of $5,500 per month, and will be entitled to reimbursement of his country club annual dues and continued use of Bank owned vehicle.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PSB GROUP, INC.


Dated: January 8, 2007                  By: /s/ Michael J. Tierney
                                            ------------------------------------
                                            Michael J. Tierney
                                            President and Chief Executive
                                            Officer


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